                                                                  EX-99.B8

                              Custodian Agreement
                              -------------------


  This Agreement between Dodge & Cox Balanced Fund, a common law trust established under the laws of the State of California with its principal place of business at One Sansome Street, 35th Floor, San Francisco, California 94104 (the "FUND"), and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "CUSTODIAN"), in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


Section 1.    Employment of Custodian and Property to be Held by It
              -----------------------------------------------------

  The Fund hereby employs the Custodian as the custodian of the assets of the of the Fund, including securities which the Fund desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES") pursuant to the provisions of the Fund's Declaration of Trust. The Fund agrees to deliver to the Custodian all of the Fund's securities and cash, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new shares of beneficial interest of the Fund ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

  Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the Fund from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "BOARD OF TRUSTEES"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.


Section 2.    Duties of the Custodian with Respect to Property of the Fund Held
              -----------------------------------------------------------------
              By the Custodian in the United States
              -------------------------------------

  Section 2.1         Holding Securities.  The Custodian shall hold and
                      ------------------
physically segregate for the account of the Fund all non-cash property, to be held by it in the United States including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and
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paying agent ("DIRECT PAPER") which is deposited and/or maintained in the Direct
Paper System of the Custodian (the "DIRECT PAPER SYSTEM") pursuant to Section
2.9.

  Section 2.2         Delivery of Securities.  The Custodian shall release and
                      ----------------------
deliver domestic securities owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book-entry system account ("DIRECT PAPER SYSTEM ACCOUNT") only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1)      Upon sale of such securities and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be
             --------
             delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

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     9)      In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as
                        --- ----
              agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against
                                                              --- ----
              receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15)      For any other proper trust purpose, but only upon receipt of, in
                                                  --- ----
              addition to Proper Instructions from the Fund, a copy of a resolution of the Board of Trustees or of the Executive Committee thereof signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary thereof (a "CERTIFIED RESOLUTION"), specifying the securities of the Fund to be delivered, setting forth the purpose for which such

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              delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

  Section 2.3         Registration of Securities.  Domestic securities held by
                      --------------------------
the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the
                                                                   ------
Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

  Section 2.4         Bank Accounts.  The Custodian shall open and maintain a
                      -------------
separate bank account or accounts in the United States in the name of Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided,
                                                                   --------
however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

  Section 2.5         Collection of Income.  Subject to the provisions of
                      --------------------
Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to

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assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

  Section 2.6         Payment of Fund Monies.  Upon receipt of Proper
                      ----------------------
Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section
             2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

     3)      For the redemption or repurchase of Shares issued as set forth in
             Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7)      For any other proper trust purpose, but only upon receipt of, in
                                                 --- ----
             addition to Proper Instructions from the Fund, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

  Section 2.7         Appointment of Agents.  The Custodian may at any time or
                      ---------------------
times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the
--------
Custodian of its responsibilities or liabilities hereunder.

  Section 2.8         Deposit of Fund Assets in U.S. Securities Systems.  The
                      -------------------------------------------------
Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. SECURITIES SYSTEMS" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Fund in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System account (the "U.S. SECURITIES SYSTEM ACCOUNT") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

     3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Section 15 hereof;

     6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

  Section 2.9         Fund Assets Held in the Custodian's Direct Paper System.
                      -------------------------------------------------------
The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

     2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

     4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

     5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

     6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

  Section 2.10         Segregated Account.  The Custodian shall upon receipt of
                       ------------------
Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,
(iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of, in
                --- ----
addition to Proper Instructions from the Fund, a copy of a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper trust purpose.

  Section 2.11         Ownership Certificates for Tax Purposes.  The Custodian
                       ---------------------------------------
shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

  Section 2.12         Proxies.  The Custodian shall, with respect to the
                       -------
domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

  Section 2.13         Communications Relating to Portfolio Securities.  Subject
                       -----------------------------------------------
to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

  Section 2.14         Availability of Federal Funds.  Upon mutual agreement
                       -----------------------------
between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.


Section 3.    The Custodian as Foreign Custody Manager of the Fund
              ----------------------------------------------------

  Section 3.1.        Definitions.  The following capitalized terms, as used in
                      -----------
this Agreement, shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5 promulgated under Section 17(f) of the Investment Company Act of 1940, as amended ("RULE 17F-5"), except that the term does not include Mandatory Securities Depositories.

"FOREIGN ASSETS" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(2) of Rule 17f-5.

"MANDATORY SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

  Section 3.2.        Delegation to the Custodian as Foreign Custody Manager.
                      ------------------------------------------------------
The Fund, by resolution adopted by the Board of Trustees, hereby delegates to the Custodian subject to Section (b) of Rule 17f-5, the responsibilities as Foreign Custody Manager set forth in this Section 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as the Fund's Foreign Custody Manager.

  Section 3.3.        Countries Covered.  The Foreign Custody Manager shall be
                      -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A of this Contract, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 hereof.

  Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for the country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board of Trustees as Foreign Custody Manager with respect to that country and to have accepted the delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board of Trustees to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to that country.

  The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

  Section 3.4.          Scope of Delegated Responsibilities.
                        -----------------------------------

  3.4.1.  Selection of Eligible Foreign Custodians.  Subject to the provisions
          ----------------------------------------
of this Section 3, the Fund's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible

Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

     (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, and its security and data protection practices;

    (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

   (iii) the Eligible Foreign Custodian's general reputation and standing and, in the case of a foreign securities depository or clearing agency which is not a Mandatory Securities Depository, the foreign securities depository's or clearing agency's operating history and the number of participants in the foreign securities depository or clearing agency; and

    (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

  3.4.2.  Contracts With Eligible Foreign Custodians.  The Foreign Custody
          ------------------------------------------
Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract shall include provisions that provide:

     (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

    (ii) that the Foreign Assets will not be subject to any right, security interest, or lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

   (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

    (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

     (v) that the independent public accountants for the Fund will be given access to those records or confirmation of the contents of those records; and

    (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the Fund's account or a third party account containing the Foreign Assets held for the benefit of the Fund, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above, in their entirety.

  3.4.3.  Monitoring.  In each case in which the Foreign Custody Manager
          ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board of Trustees in accordance with Section 3.7 hereunder.

  Section 3.5.        Guidelines for the Exercise of Delegated Authority.  For
                      --------------------------------------------------
purposes of this Section 3, the Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Section 3 with respect to Mandatory Securities Depositories.

  Section 3.6.        Standard of Care as Foreign Custody Manager of the Fund.
                      -------------------------------------------------------
In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise.

  Section 3.7.        Reporting Requirements.  The Foreign Custody Manager shall
                      ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board of Trustees amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of Trustees of any other material change in the foreign custody arrangements of the

Fund set forth in this Section 3 within a reasonable period of time after the occurrence of such material change.

  Section 3.8.        Representations with respect to Rule 17f-5.  The Foreign
                      ------------------------------------------
Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board of Trustees has determined that it is reasonable for the Board of Trustees to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

  Section 3.9.        Effective Date and Termination of the Custodian as Foreign
                      ----------------------------------------------------------
Custody Manager.  The Board of Trustees' delegation to the Custodian as Foreign
---------------
Custody Manager of the Fund shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.


Section 4.  Duties of the Custodian with Respect to Property of the Fund Held
            -----------------------------------------------------------------
            Outside of the United States
            ----------------------------

     Section 4.1  Definitions. The following capitalized terms, as used
                  -----------
throughout this Section 4, shall have the following meanings:

"FOREIGN SECURITIES SYSTEM" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian or a Permissible Foreign Custodian.

"PERMISSIBLE FOREIGN CUSTODIAN" means any person with whom property of the Fund may be placed and maintained outside of the United States under (i) section 17(f) or 26(a) of the Investment Company Act of 1940, as amended, without regard to Rule 17f-5 or (ii) an order of the Securities and Exchange Commission.

     Section 4.2.  Holding Securities.   The Custodian shall identify on its
                   ------------------
books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the
                          ----------------
Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3.  Foreign Securities Systems.  Foreign securities shall be
                   --------------------------
maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

     Section 4.4.  Holding of Foreign Assets With Permissible Foreign
                   --------------------------------------------------
Custodians. Subject to the requirements of Sections 17(f) and 26(a) of the Investment Company Act of 1940, as amended (and any other applicable law or order), the Custodian may place and maintain Foreign Assets in the care of any Permissible Foreign Custodian. Section 3 hereof shall not apply to placement of Foreign Assets by the Custodian with a Permissible Custodian.

     Section 4.5.  Transactions in Foreign Custody Account.
                   ---------------------------------------

     4.5.1.  Delivery of Foreign Securities.  The Custodian or a Foreign Sub-
             ------------------------------
Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

    (ii) in connection with any repurchase agreement related to foreign securities;

   (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

    (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

    (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any
                                                            --------
          such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

   (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

    (xii) for any other proper trust purpose, but only upon receipt of, in
                                              --- ----
          addition to Proper Instructions, a copy of a Certified Resolution specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

     4.5.2.  Payment of Fund Monies.  Upon receipt of Proper Instructions, which
             ----------------------
may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of the Fund in the following cases only:

     (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

    (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

   (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

    (vii) in connection with the borrowing of foreign securities; and

   (viii) for any other proper trust purpose, but only upon receipt of, in
                                              --- ----
          addition to Proper Instructions, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

     4.5.3.  Market Conditions.  Notwithstanding any provision of this Agreement
             -----------------
to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

     Section 4.6.    Registration of Foreign Securities.  The foreign securities
                     ----------------------------------
maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.7.  Bank Accounts.  A bank account or bank accounts opened and
                   -------------
maintained outside the United States in a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

     Section 4.8.  Collection of Income.  The Custodian shall use reasonable
                   --------------------
endeavors to collect all income and other payments in due course with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

     Section 4.9.  Proxies.  The Custodian will generally with respect to the
                   -------
foreign securities held under this Section 4 use its reasonable endeavors to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.10.  Communications Relating to Foreign Securities.  The
                    ---------------------------------------------
Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) New York business days prior to the date on which such right or power is to be exercised.

     Section 4.11.  Liability of Foreign Sub-Custodians and Foreign Securities
                    ----------------------------------------------------------
Systems.  Each agreement pursuant to which the Custodian employs as a Foreign
-------
Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.12.  Tax Law.   Except to the extent that imposition of any tax
                    -------
liability arises from the Custodian's failure to perform in accordance with the terms of this Section 4.12, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Custodian to use reasonable efforts and due care to perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Unless otherwise informed by the Fund, the Custodian, in performance of its duties under this Section, shall be entitled to apply categorical treatment to the

Fund according to the nationality of the Fund, the particulars of its organization and other relevant details that shall be supplied to the Custodian by the Fund. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom. It shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions.

  Section 4.13.        Conflict. If the Custodian is delegated the
                       --------
responsibilities of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.


Section 5.    Payments for Sales or Repurchases or Redemptions of Shares
              ----------------------------------------------------------

  The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the Fund such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares.

  From such funds as may be available for the purpose but subject to the limitations of the Fund's Declaration of Trust and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


Section 6.    Proper Instructions
              -------------------

  Proper Instructions as used throughout this Agreement means a writing signed or initialed by two or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.


Section 7.  Actions Permitted without Express Authority
            -------------------------------------------

  The Custodian may in its discretion, without express authority from the Fund:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to
                     --------
          the Fund;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees.


Section 8.  Evidence of Authority
            ---------------------

  The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Fund's Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


Section 8A.  Representations and Warranties
             ------------------------------

  Section 8A.1.  Representations and Warranties of Custodian
                 -------------------------------------------

  The Custodian represents and warrants to the Fund that:

  1) it is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts;

  2) it is duly qualified to carry on its business in The Commonwealth of Massachusetts;

  3) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

  4) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

  5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

  6) it is a qualified custodian under the Investment Company Act of 1940, as amended.


  Section 8A.2.  Representation and Warranties of the Fund
                 -----------------------------------------

  The Fund represents and warrants to the Custodian that:

  1) it is a common law trust duly organized and existing and in good standing under the laws of the State of California;

  2) it is empowered under applicable laws and by its Declaration of Trust to enter into and perform this Agreement;

  3) all proceedings required by said Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

  4) it is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended; and

  5) a registration statement under the Securities Act of 1933, as amended is, currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale and all Shares sold.


Section 9.    Duties of Custodian with Respect to the Books of Account and
              ------------------------------------------------------------
              Calculation of Net Asset Value and Net Income
              ---------------------------------------------

  The Custodian agrees to provide the following mutual fund accounting services to the Funds.


Section 9A.   Portfolio Accounting Services
              -----------------------------

          1) maintain portfolio records on a trade date +1 basis using security trade information communicated from the investment adviser of the Fund on a timely basis;

          2) for each valuation date of the Fund as stated in the Prospectus ("VALUATION DATE"), obtain prices from a pricing source selected by the Fund or the investment adviser to the Fund except in the case of those categories of securities or individual securities which the Fund or the investment adviser to the Fund chooses to price itself, as indicated on the Price Source Authorization Form attached hereto as Exhibit 1 (the "PRICE SOURCE AUTHORIZATION") or pursuant to the valuation policies adopted by the Board of Trustees from time to time, and approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities for which market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities;

          3) identify interest and dividend accrual balances as of each Valuation Date and calculate gross earnings on investments for the accounting period;

          4) account for and post to the Fund's accounting records all relevant bond maturities, calls and paydowns, stock dividends, splits and other corporate action activity;

          5) supply, upon request, the investment adviser of the Fund or other tax accounting agent of the Fund with any available book accounting information which may help such tax accounting agent
              (i) determine gain/loss on security sales and identify them as short, medium or long-term status; (ii) account for periodic distributions of gains or losses to shareholders; and (iii) maintain undistributed gain or loss balances as of each Valuation Date;

          6) maintain all accounting books and records in accordance with GAAP as applied in the mutual fund industry; and

          7)  prepare 30 day SEC yields for the Fund.

  Section 9A.1.  Expense Accrual and Payment Services
                 ------------------------------------

          1) for each Valuation Date, calculate the expense accrual amounts as directed by the Fund, pursuant to a methodology which is agreeable to both the Fund and the Custodian;

          2) record payments for Fund expenses upon receipt of written authorization from the Fund;

          3) account for fund expenditures and maintain expense accrual balances as instructed by the Fund pursuant to a methodology which is agreeable to both the Custodian and the Fund; and

          4)  provide expense accrual reports and reports of recorded payments.

  Section 9A.2.  Fund Valuation and Financial Reporting Services
                 -----------------------------------------------

          1) account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Transfer Agent on a timely basis;

          2) determine net investment income (earnings ) for the Fund as of each Valuation Date. Provide book accounting for use by the Fund in determining periodic distributions of earnings to shareholders and maintaining undistributed net investment income balances as of each Valuation Date;

          3) maintain a general ledger for the Fund which will include (i) daily cash reconciliations to custodian records with documentation of exception items; (ii) monthly (or more frequently as appropriate) reconciliations of security positions held to custody records; and (iii) tie-out the Fund's net cash in- or outflows and net share in-flows or out-flows generated by shareholder transactions to the records of the Transfer Agent, so long as State Street Bank and Trust Company or an affiliate is the transfer agent of the Fund; (iv) assist the Transfer Agent in resolving any unusual shareholder transaction data; and (v) report results of any of the above reconciliations or tie-outs to the Fund;

          4) for each Valuation Date, determine the net asset value according to the accounting policies and procedures set forth in the Price Source Authorization and fair valuation procedures established by the Board of Trustees, in each case as instructed by the Fund. Further, the Custodian will review changes in the value of individual securities and the Fund's net asset value per share pursuant to the tolerance testing as described on the Price Source Authorization;

          5)  calculate the per share net asset value of the Fund;

          6) communicate, at an agreed upon time, the per share price and periodic book accounting distribution data for each Valuation Date to parties as agreed upon from time to time; and

          7) prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

  Section 9A.3.  Support to Tax Accounting Agent
                 -------------------------------

          1) maintain book accounting records for the Fund to support the tax reporting required by the Internal Revenue Service for regulated investment companies;

          2)  maintain book accounting security lot detail for the Fund; and

          3) provide the necessary book accounting financial information to support the tax accounting agent's determination of the taxable components of income and capital gain distributions reportable to shareholders.

  Section 9A.4.  Regulatory Reporting Assistance
                 -------------------------------

          1) support reporting to regulatory bodies and support financial statement preparation and other Fund administration tasks by making the Fund book accounting records maintained by the Custodian available to the Fund, the Securities and Exchange Commission, and the Fund's independent public auditors; and

          2) maintain book accounting records of the Fund according to the Investment Company Act of 1940, as amended, and regulations provided thereunder.

  Section 9.A.5. Fund Override of Price Source Authorization.
                 --------------------------------------------

  If the Fund desires to provide a valuation for any security which varies from the valuation determined by the authorized pricing source pursuant to the Price Source Authorization, the Fund shall promptly notify and supply the Custodian
with the valuation of any such security on each Valuation Date.   All such
pricing overrides made by the Fund will be in writing and must specifically identify the securities for which the valuations are to be adjusted by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

  Section 9.2.  Changes in Accounting Procedures.  Any resolution passed by the
                ---------------------------------
Board of Trustees that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the Custodian.

  Section 9.3.  Confidentiality.  The Custodian shall handle in confidence all
                ----------------
information relating to the Fund's business which is received by the Custodian during the course of rendering any service hereunder. The Custodian shall not release any Fund information to any other party (other than the Fund's independent auditors and NASDAQ) without the express written permission of the Fund, except that which is required by state or federal law.

  Section 9.4.  Data Necessary to Perform Services.  The Fund or its agents
                -----------------------------------
shall furnish to the Custodian the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

  Section 9.5.  Notification of Error.  The Fund will notify the Custodian of
                ----------------------
any balancing or control error caused by the Custodian within thirty (30) business days after receipt of any reports rendered by the Custodian to the Fund, or within thirty (30) business days after discovery of any error or omission not covered in the balancing or control procedure, or within thirty
(30) business days of receiving notice from any shareholder.


Section 10.  Records
             -------

  The Custodian shall create and maintain all records required by law relating to its activities and obligations under this Agreement including in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


Section 11.  Opinion of Fund's Independent Accountant
             ----------------------------------------

  The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement on Form N-1A, the Fund's annual report on Form N-SAR or other material required to be filed with the Securities and Exchange Commission and with respect to any other requirements of such Commission.


Section 12.  Reports to Fund by Independent Public Accountants
             -------------------------------------------------

  The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as the "SECURITIES SYSTEMS"), relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


Section 13.  Compensation of Custodian
             -------------------------

  The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.


Section 14.  Responsibility of Custodian
             ---------------------------

  So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

  If in any case the Fund is asked to indemnify and hold the Custodian harmless, the Custodian shall use all reasonable care to identify and promptly inform the indemnifying party of the facts, in the Custodian's actual knowledge, from which the claim arises. The Fund shall be entitled, at its own expense, to participate in the investigation and to be consulted as to the defense of any such claim, and in such event, the Custodian shall keep the Fund fully and currently informed of all developments relating to such investigation or defense. At any time, the Fund shall be entitled at its own expense to conduct the defenses of any such claim, provided that the Fund: (i) reasonably demonstrates to the other party its ability to pay the full amount of potential liability in connection with such claim and (ii) first admits in writing to the other party that such claims are in respect of which the Fund is obligated to indemnify the Custodian. Upon satisfaction of the foregoing conditions, the Fund shall take over complete defense of the claim, and the Custodian shall initiate no further legal or other expenses for which it shall seek indemnification unless the possible liabilities or penalties to the Custodian involve other than money damages. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund may be asked to indemnify the Custodian, except with the Fund's prior written consent.

  Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or the investment adviser of the Fund in its instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) compliance with any change in any provision of any present law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

  The Custodian has a reasonable disaster recovery and safekeeping plan given its services hereunder. The Custodian shall maintain commercially reasonable amounts of (a) comprehensive general liability insurance coverage and (b) errors and omissions insurance coverage and notify the Fund in the event that such insurance is canceled

  In the event of equipment failures beyond the Custodian's control, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund and (ii) emergency use of electronic data processing equipment to provide services under this Agreement and the Data Access Services Addendum between State Street Bank and Trust Company and the Fund.

  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement.

  If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

  If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian or the Fund be liable for indirect, special or consequential damages.



Section 15.  Effective Period, Termination and Amendment
             -------------------------------------------

  This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing; provided, however that the
                                                 --------
Custodian shall not act under Section 2.8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Trustees has approved the initial use of a particular Securities System by the Fund, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended, and that the Custodian shall not act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Trustees has approved the initial use of the Direct Paper System by the Fund; provided further, however,
                                                    -------- -------
that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

  Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its actual costs, expenses and disbursements incurred.


Section 16.  Successor Custodian
             -------------------

  If a successor custodian for the Fund shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System.

  If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a copy of a Certified Resolution of the Board of Trustees, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

  In the event that no written order designating a successor custodian or copy of a Certified Resolution of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the securities of the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

  In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the copy of the Certified Resolution referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.


Section 17.  Interpretive and Additional Provisions
             --------------------------------------

  In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall
        --------
contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.


Section 19.  Massachusetts Law to Apply
             --------------------------

  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


Section 20.  Prior Agreements
             ----------------

  This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund and the Custodian relating to the custody of the Fund's assets.



Section 21.  Notices.
             -------

  Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

  To the Fund:          Dodge & Cox Balanced Fund
                        One Sansome Street, 35th Floor
                        San Francisco, California  94104
                        Attention:  W. Timothy Ryan
                        Telephone:  (415) 981-1710
                        Telecopy:  (415) 986-1369

  To the Custodian:     State Street Bank and Trust Company
                        1776 Heritage Drive, JPB 4N
                        North Quincy, Massachusetts  02171
                        Attention:  James M. Curren
                        Telephone:  (617) 985-6547
                        Telecopy:  (617) 985-3746

  Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


Section 22.  Reproduction of Documents
             -------------------------

  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 23.  Shareholder Communications Election
             -----------------------------------

  Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.


Section 24.  Reorganization.
             ---------------

     The reorganization of the Fund as a Delaware business trust shall not constitute a termination of this Agreement, and the successor Delaware business trust and the Custodian shall enter into a new contract with substantially the same terms and conditions.


Section 25.  Limitations of Liability of the Trustees and Shareholders.
             ----------------------------------------------------------

     Notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument and are not binding upon any of the Trustees or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

  IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its
seal to be hereunder affixed as of November   , 1997.


Attest                                  Dodge & Cox Balanced Fund

                                        By:
---------------------------------       -------------------------------------
Name:                                   Name:
---------------------------------       -------------------------------------
Title:                                  Title:
---------------------------------       -------------------------------------


Attest                                  State Street Bank and Trust Company

                                        By:
---------------------------------       -------------------------------------
Name:                                   Ronald E. Logue
---------------------------------       Executive Vice President
Title:
---------------------------------